                     SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                 FORM 8-K
                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  July 10, 1995


                       AMERICAN BANKNOTE CORPORATION
            (Exact name of Registrant as specified in its charter)


                                  DELAWARE
                 (State of other jurisdiction of incorporation)


              1-3410                            13-0460520
     (Commission File Number)         (IRS Employer Identification Number)


                  51 West 52nd Street, New York, NY 10019
            (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 582-9200

                      United States Banknote Corporation
          (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

     On July 10, 1995, American Banknote Corporation (formerly named United States Banknote Corporation (the "Corporation")) announced that its Brazil subsidiary had completed the acquisition of the printing operations of Grafica Bradesco Ltda. ("Grafica Bradesco") from Banco Bradesco S.A. (Brazil)("Banco Bradesco"). Under the terms of the acquisition agreement, Banco Bradesco became a holder of 22.5% of American Bank Note Company Grafica e Servicos Ltda. ("ABN-Brazil"), the Corporation's Brazil subsidiary, in exchange for certain assets of Grafica Bradesco.

     Grafica Bradesco is engaged in the business of check printing, check personalization, continuous forms, deposit slips, financial cards and insurance policies and prior to the acquisition by the Corporation had printed exclusively for Banco Bradesco and its affiliates. ABN-Brazil will continue to be the supplier for Banco Bradesco and will continue to operate in the Sao Paulo location of Grafica Bradesco for up to one year.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired:

          Audited financial statements of Grafica Bradesco as required by the rules of the Securities and Exchange Commission are not available and cannot be provided at this time. Financial statements required pursuant to Regulation S-X will be filed within 60 days after the date this Report is filed.

     (b)  Pro Forma Financial Information:

          Pro Forma Financial Statements of Grafica Bradesco are not available and cannot be provided at this time. Financial information required pursuant of Article 11 of Regulation S-X will be filed within 60 days after the date this Report is filed.

     (c)  Exhibits.

          A copy of the Corporation's press release dated July 10, 1995 is attached hereto as Exhibit 1.

          A copy of the Corporation's press release dated June 5, 1995 is attached hereto as Exhibit 2.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AMERICAN BANKNOTE CORPORATION

DATE  July 19, 1995      BY:    s/ Patrick D. Reddy
                         Patrick D. Reddy
                         Vice President and Assistant Secretary

                                                 EXHIBIT 1
                  American Banknote Corporation
                       51 West 52nd Street
                     New York, New York 10019
                          (212) 582-9200
                       FAX: (212) 582-9201



FOR FURTHER INFORMATION,
PLEASE CONTACT:

Morris Weissman                                  Tom Black
Chairman & CEO                                   The P.L. Thomas Group
American Banknote Corporation                    312/906-8060
212/582-9200

FOR IMMEDIATE RELEASE

          AMERICAN BANKNOTE ANNOUNCES INVESTMENT IN INTERNATIONAL
          VERIFACT; COMPLETION OF GRAFICA BRADESCO ACQUISITION

     NEW YORK, July 10, 1995 - American Banknote Corporation (NYSE:ABN) has acquired 5.5% of the shares of International Verifact, Inc. (NASDAQ:IVIAF) and has filed a Schedule 13D, it was announced today by Morris Weissman, Chairman and Chief Executive Officer of ABN. International Verifact, which merged with Soricon in December 1994, reported sales of Canadian $15 million and earnings of Canadian $0.12 per share in its most recent quarter, ended March 31, 1995.

In commenting on the investment, Mr. Weissman stated, "We think International Verifact is in a strategic and fast growing business. With the dynamics occurring in the electronic funds transfer industry, Verifact is well positioned to take advantage of its reputation and experience in point-of-sale hardware and systems integration. It is the dominant supplier and systems integrator to the Canadian electronic debit payment market with more than a 60% share."

"We believe that this expertise can be exported to the U.S. market as well as to many international markets. We intend to ask for a meeting with International Verifact's management in the next few weeks so that we can explore strategic alliances."

                             - more -

                                                 EXHIBIT 1
                               -2-



Mr. Weissman also announced that American Banknote has completed the acquisition of the business of Grafica Bradesco from Banco Bradesco. Additionally, because of Banco Bradesco's 22.5% ownership of American Banknote-Brazil, the Trustee under the Company's 10-3/8% Senior Secured Notes will be required to release 35% of the collateral shares of ABN-Brazil. This will allow the Company to reduce its effective tax rate in future years as well as better manage its future tax payments.

American Banknote Corporation (NYSE:ABN) produces a variety of security printed products, including financial payment and pre-paid telephone cards, foreign currency, food coupons, stock and bond certificates, travelers cheques, passports, personal checks and treasury checks. Through its American Banknote Holographics subsidiary, the Company also is the world's leading producer of holograms for security applications, including those on VISA, MasterCard, Discover and Europay financial cards. Its Brazilian subsidiary is that country's largest security printer with manufacturing facilities in Rio de Janeiro and Sao Paulo.

                             ## ## ##

                                                 Exhibit 2
                  American Banknote Corporation
                       51 West 52nd Street
                     New York, New York 10019
                          (212) 582-9200
                       FAX: (212) 582-9201






FOR FURTHER INFORMATION,
PLEASE CONTACT:

John Gorman                                      Tom Black
Executive Vice President & CFO                   The P.L. Thomas Group
U.S. Banknote Corporation                        312/906-8060
212/582-9200


FOR IMMEDIATE RELEASE

     UNITED STATES BANKNOTE'S BRAZILIAN SUBSIDIARY
     TO ACQUIRE PRINTING OPERATIONS OF
     BANCO BRADESCO, BRAZIL'S LARGEST PRIVATE BANKING GROUP


     NEW YORK, June 5, 1995 -- United States Banknote (NYSE:UBK) announced today that its American Banknote Brazilian subsidiary (ABN-Brazil), had signed a definitive agreement to acquire the operations of Grafica Bradesco from Banco Bradesco S.A., in exchange for 22.5% of the equity in ABN-Brazil, according to Mr. Morris Weissman, Chairman & CEO of United States Banknote.

Banco Bradesco is Brazil's largest private bank and financial group with assets in excess of $20 billion. It has more than 1,800 branches and more than 5 million accounts. It is Brazil's leading issuer of Visa Cards and its financial group accounted for almost 14% of publicly offered securities registered in Brazil during 1994.

Grafica Bradesco supplies virtually all of the Bradesco Group's printing requirements, including checks, check personalization, continuous forma, deposit slips, financial cards, insurance policies and a wide variety of other banking products. ABN-Brazil has signed a multi-year contract with Bradesco to continue the printing of all of these products. In 1994, Grafica Bradesco's sales, including check personalization, were approximately $40 million. Customers of Grafica Bradesco also include Citibank and Bank of Bahia.

                             - more -

                                                 EXHIBIT 2


Weissman said, "To have Bradesco as an equity partner in Brazil is an honor and a vote of confidence in our business. It clearly increases our financial standing and flexibility. Additionally, the equipment we will be acquiring and the experienced and dedicated personnel joining the Company will enable us to offer a wider variety of documents at competitive prices to the more than 50 banks we service. We've worked on this project for some time, and we believe that other banks will now look more carefully at the value in outsourcing their in-house printing operations, given our total capability and experience."

"Our confidence in Brazil remains very strong. We will be working very closely with Bradesco to develop cost efficient programs for many of their activities, including check and document distribution. The transaction, which is expected to close June 30th, should have a positive effect on our earnings and on an annualized basis pushes our Brazilian revenues over the $100 million mark," Weissman concluded.

United States Banknote produces a variety of security printed products including financial payment and pre-paid telephone cards, foreign currency, food coupons, stock and bond certificates, travelers cheques, passports, personal checks, and treasury checks. Through its American Banknote Holographics subsidiary, the Company also is the world's leading producer of holograms for security applications, including those on VISA, MasterCard, Discover and Europay financial cards. Its Brazilian subsidiary is that country's largest security printer with manufacturing facilities in Rio de Janeiro and Sao Paulo.


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